Exhibit 99.1

Harmony Health Systems, Inc.

Consolidated Financial Statements

Years ended December 31, 2003 and 2002

Report of Independent Registered Public Accounting Firm

The Board of Directors
Harmony Health Systems, Inc.

We have audited the accompanying consolidated balance sheets of Harmony Health Systems, Inc. (the Company) as of December 31, 2003 and 2002, and the related consolidated statements of income, stockholders’ equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Harmony Health Systems, Inc. as of December 31, 2003 and 2002, and the results of its operations and its cash flows for the years then ended, in conformity with U.S. generally accepted accounting principles.

Chicago, Illinois
April 1, 2004

Harmony Health Systems, Inc.

Consolidated Balance Sheets

	December 31
	2003	2002
Assets
Current assets:
Cash and cash equivalents	$20,441,840	$23,688,694
Premium receivable	14,526,191	11,479,699
Income taxes receivable	203,374	445,706
Other receivables	101,541	693,758
Prepaid expenses and other	247,554	275,380

Total current assets	35,520,500	36,583,237
Value of businesses in force acquired, net of accumulated amortization (Note 4)	–	139,283
Equipment and leasehold improvements, net of accumulated amortization and depreciation (Note 4)	1,182,630	2,033,302
Assets limited as to use – Externally designated under statutory requirement	509,660	508,798
Deferred income taxes (Note 7)	1,184,593	734,335
Other long-term assets	63,706	57,194
Employee receivable	–	100,000

Total assets	$38,461,089	$40,156,149

Liabilities and stockholders’ equity
Current liabilities:
Claims payable	$18,177,183	$22,474,574
Accounts payable and accrued expenses	2,960,072	2,383,603
Accrued preferred stock dividend payable (Note 11)	1,903,126	3,159,486
Income tax payable	2,569	174,907

Total current liabilities	23,042,950	28,192,570
Stockholders’ equity:
Common stock, no par value; 1,300,000 shares authorized, 866,550 and 857,529 issued and outstanding in 2003 and 2002, respectively	1,407,192	321,536
Less: Treasury stock, at cost; 1,968 shares	(12,500)	(12,500)
Series A cumulative convertible preferred stock – $.01 par value; 700,000 shares authorized; 164,208 and 312,100 outstanding in 2003 and 2002, respectively (Note 11)	1,642	3,121
Additional paid-in capital, preferred stock	3,019,785	5,739,519
Retained earnings	11,002,020	5,911,903

Total stockholders’ equity	15,418,139	11,963,579

Total liabilities and stockholders’ equity	$38,461,089	$40,156,149

See accompanying notes to consolidated financial statements.

Harmony Health Systems, Inc.

Consolidated Statements of Income

	Year ended December 31
	2003	2002
Revenues
Premium revenue	$113,349,778	$97,601,009
Interest income	159,492	247,429
Other income	19,360	21,945

	113,528,630	97,870,383
Expenses
Health care costs:
Medical services	57,196,530	50,814,226
Hospital services	24,158,464	22,872,706

	81,354,994	73,686,932
Administrative expenses and other:
Health plan administration	22,608,640	16,805,441
Depreciation and amortization	993,185	1,001,017
Loss on disposal of leasehold improvements	–	290,166
Amortization of value of businesses in force (Note 4)	139,283	186,711

	23,741,108	18,283,335

Income before income taxes	8,432,528	5,900,116
Income taxes (Note 7)	3,096,308	2,120,216

Net income	$5,336,220	$3,779,900

See accompanying notes to consolidated financial statements.

Harmony Health Systems, Inc.

Consolidated Statements of Stockholders’ Equity

					Additional
	Preferred Stock		Common Stock		Paid-In Capital Preferred	Retained	Total Stockholders'
	Shares	Amounts	Shares	Amounts	Stock	Earnings	Equity
Balance at December 31, 2001	465,247	$4,652	857,529	$309,036	$8,555,893	$2,598,363	$11,467,944
Redemption of preferred stock	(153,147)	(1,531)	–	–	(2,816,374)	–	(2,817,905)
Imputed preferred stock dividend	–	–	–	–	–	(466,360)	(466,360)
Net income	–	–	–	–	–	3,779,900	3,779,900

Balance at December 31, 2002	312,100	3,121	857,529	309,036	5,739,519	5,911,903	11,963,579
Redemption of preferred stock	(147,892)	(1,479)	–	–	(2,719,734)	–	(2,721,213)
Exercise and other stock option activity	–	–	9,021	1,006,376	–	–	1,006,376
Tax benefit from exercise of stock options	–	–	–	79,280	–	–	79,280
Imputed preferred stock dividend	–	–	–	–	–	(246,103)	(246,103)
Net income	–	–	–	–	–	5,336,220	5,336,220

Balance at December 31, 2003	164,208	$1,642	866,550	$1,394,692	$3,019,785	$11,002,020	$15,418,139

See accompanying notes to consolidated financial statements.

Harmony Health Systems, Inc.

Consolidated Statements of Cash Flows

	Year ended December 31
	2003	2002
Cash flows from operating activities
Net income	$5,336,220	$3,779,900
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,132,468	1,187,728
Deferred income taxes	(450,258)	(84,112)
Loss on disposal	–	290,166
Changes in operating assets and liabilities:
Premium receivable	(3,046,492)	(5,737,127)
Other receivables	592,217	(456,222)
Prepaid expenses and other	27,826	(96,152)
Accounts payable and accrued expenses	576,469	(495,250)
Claims payable	(4,297,391)	5,196,939
Income taxes receivable	69,994	(235,952)
Other long-term assets	(6,512)	(33,803)
Employee receivable	100,000	(100,000)
Tax benefit from exercise of stock options and other activity	1,042,670	–

Net cash provided by operating activities	1,077,211	3,216,115
Cash flows from investing activities
Purchases of equipment and leasehold improvements	(142,513)	(588,381)
Change in assets limited as to use	(862)	2,166

Net cash used in investing activities	(143,375)	(586,215)
Cash flows from financing activities
Redemption of preferred stock and accrued dividends	(4,223,676)	(4,148,753)
Proceeds from the exercise of options	42,986	829,500

Net cash used in financing activities	(4,180,690)	(3,319,253)

Net decrease in cash and cash equivalents	(3,246,854)	(689,353)
Cash and cash equivalents at beginning of year	23,688,694	24,378,047

Cash and cash equivalents at end of year	$20,441,840	$23,688,694

Supplemental disclosures of noncash financing activities
Imputed preferred stock dividends	$246,103	$466,360
Supplemental disclosures of cash flow information
Cash paid for:
Income taxes	$3,389,500	$2,475,000

     See accompanying notes to consolidated financial statements.

Harmony Health Systems, Inc.

Notes to Consolidated Financial Statements

December 31, 2003

1. Organization

Harmony Health Systems, Inc. (Systems), a New Jersey corporation, was formed in 1995. The consolidated financial statements include the accounts and operations of Systems and its wholly owned subsidiaries, Harmony Health Plan of Illinois, Inc., and Harmony Health Management, Inc.

Harmony Health Plan of Illinois, Inc. (the Illinois Plan), was formed in 1995, and in 1996 received approval from the Illinois Department of Insurance (DOI) to operate as an HMO in Illinois.

The Illinois Plan was formed for the purposes of providing comprehensive managed health care services to small- and medium-sized employer groups and to low-income (primarily Medicaid-eligible) residents in Illinois. Through January 2001, the Illinois Plan’s primary business was to serve Medicaid-eligibles in the state of Illinois. The Illinois Plan provides these services through contracts with various physicians and hospitals throughout Cook County and Southern Illinois.

In addition, since February 2001, the Illinois Plan has provided these services through contracts with various providers and hospitals throughout Indiana. In November 2001, Harmony Health Management, Inc. was formed to manage the Indiana operations.

2. Basis of Presentation and Significant Accounting Policies

The significant accounting policies used by Systems are as follows:

Consolidation

All significant intercompany balances and transactions have been eliminated in consolidation. Prior approval of state regulators may be required for certain transactions within the consolidated group.

2. Basis of Presentation and Significant Accounting Policies (continued)

Cash and Cash Equivalents

Systems considers investments with maturities at the date of acquisition of three months or less and investments in highly liquid market funds, including U.S. Treasury bills, to be cash equivalents. The carrying amounts reported in the accompanying consolidated balance sheets for these financial instruments approximate fair values.

Use of Estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States (GAAP) requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Actual results could differ from those estimates.

Value of Businesses in Force Acquired

The acquisition costs of purchased blocks of business, including certain intangibles, have been capitalized. These costs are being amortized over three to five years on a straight-line basis, which approximates the estimated remaining retention of the members in force.

Impairment of Long-Lived Assets

The carrying value of long-lived assets is reviewed if facts and circumstances suggest that it may be impaired. If this review indicates that the carrying value of these assets held and used may not be recoverable based on undiscounted cash flows of the entity acquired over the remaining amortization period, the carrying value will be reduced to an estimated fair value. Management’s review did not identify any facts or circumstances that would indicate that the carrying value of long-lived assets at December 31, 2003 and 2002, was not recoverable.

Equipment and Leasehold Improvements

Equipment and leasehold improvements are recorded at cost. Depreciation and amortization are calculated on the straight-line method over the shorter of useful lives of depreciable assets or the lease term.

2. Basis of Presentation and Significant Accounting Policies (continued)

Claims Payable

Claims payable represent the amount of payments to be made on individual claims that have been reported to Systems, as well as estimates of claims incurred, but not yet reported (IBNR). Such estimates are actuarially determined, continually monitored and reviewed, and, as settlements are made or estimates adjusted, the resulting differences are recorded in the current period operations. Despite the variability inherent in such estimates, management believes that the liability for claims payable is fairly stated.

Systems’ arrangements with hospitals are primarily on a per diem and a diagnostic-related group (DRG) reimbursement basis. Systems’ contracted primary care physicians and specialists are generally reimbursed on a capitation and/or a fee for service basis.

Premium Revenue

Premium revenue is recorded as revenue in the month in which subscribers are entitled to service. All premium revenue for the years ended December 31, 2003 and 2002, were generated from the Illinois and Indiana Medicaid programs. The Plan is economically dependent on the Medicaid programs as the Plan has no other sources of revenue.

Laws and regulations governing the Medicaid programs are complex and subject to interpretation. Systems believes that it is in compliance with such laws and regulations and is not aware of any pending or threatened investigations involving allegations of potential wrongdoing. As a result, there is a reasonable possibility that recorded estimates will change in the near term. While Systems is not aware of any regulatory inquiries, compliance with such laws and regulations can be subject to future government review and interpretation, as well as significant regulatory action, including fines, penalties, and exclusion from the Medicaid programs.

Contract Acquisition Costs

The costs incurred related to contracting with subscribers are expensed as incurred.

2. Basis of Presentation and Significant Accounting Policies (continued)

Health Care Expenses

Costs of medical care to members are recognized in the period in which services are rendered and include an estimate of the IBNR cost of services at the balance sheet dates. Costs associated with capitation and other provider arrangements are also recognized on an accrual basis. Approximately, 24% and 25% of health care costs are from capitation in 2003 and 2002, respectively. Changes in estimates are recorded in the period in which it becomes apparent based on the then-known facts that the estimate should be revised.

Risks and Uncertainties

Systems’ business could be impacted by regulatory changes, including rate adjustments and/or marketing activities, Systems’ ability to effectively control health care costs, additional competitors entering Systems’ market, and federal and state legislation in the area of health care reform and governmental licensing regulations of health maintenance organizations. Changes in these areas could adversely impact Systems’ consolidated operations and financial position in the future.

Reinsurance

Systems is covered under reinsurance agreements that provide stop-loss coverage for medical services in excess of certain amounts. Reinsurance premiums and reinsurance recoveries are netted against the cost of health care. Systems would remain liable in the event that the reinsurers are unable to meet their obligations.

Income Taxes

Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. A valuation allowance is established for deferred tax assets when it is more likely than not that an amount will not be realized.

2. Basis of Presentation and Significant Accounting Policies (continued)

Stock-Based Compensation

Statement of Financial Accounting Standards No. 123 (SFAS 123), Accounting for Stock-Based Compensation, as amended by Statement of Financial Accounting Standards No. 148, Accounting for Stock-Based Compensation—Transition and Disclosure, encourages, but does not require, companies to record compensation cost for stock-based employee compensation plans at fair value. Systems has chosen to account for stock-based compensation using the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations. Accordingly, compensation expense for stock options is measured as the excess, if any, of the quoted market price of Systems’ stock at the date of grant over the amount an employee must pay to acquire the stock. Systems grants options at fair market value and, therefore, recognizes no compensation expense.

Had compensation cost for Systems’ stock-based compensation plan been determined based on SFAS 123, Systems’ net income in 2003 and 2002, on a pro forma basis, would have been as follows (in thousands):

	2003	2002
Net income:
As reported	$5,336	$3,780
Deduct: Total stock-based employee compensation expense determined under the fair value-based method for stock option grants	–	(71)

Pro forma	$5,336	$3,709

The fair value of options granted under Systems’ stock option plan during 2002 was estimated on the date of grant using the Black-Scholes option pricing model with the following assumptions: no dividend yield; expected volatility of 65%, weighted-average risk free interest rate of 3.10%, and expected life of six years. The weighted-average per share fair values of options granted was $6.12. There were no stock option grants in 2003.

This pro forma disclosure is not likely to be indicative of pro forma results that may be expected in future years because options vest over several years, pro forma compensation expense is recognized as the options vest, and additional awards may also be granted.

2. Basis of Presentation and Significant Accounting Policies (continued)

Reclassifications

Certain amounts in the 2002 consolidated financial statements have been reclassified to conform to the 2003 presentation.

3. Related Party Transaction

During 2003 and 2002, the Illinois Plan paid legal fees in the amount of $358,007 and $214,836, respectively, to a law firm which employs a current owner of Systems.

During 2003, Systems entered into a software development agreement with a company owned by a member of System’s Board of Directors. Payments totaling $38,776 were made to the company during 2003.

4. Value of Businesses in Force

The Company’s intangible assets consist of the following at December 31:

	2003	2002
Value of business in force	$2,327,792	$2,327,792
Less: Accumulated amortization	2,327,792	2,188,509

Net	$–	$139,283

5. Equipment and Leasehold Improvements

Equipment and leasehold improvements consist of the following at December 31:

	2003	2002
Leasehold improvements	$299,381	$282,101
Equipment	343,147	702,739
Computer software and hardware	2,427,568	3,629,129
Furniture	612,521	722,635

	3,682,617	5,336,604
Less: Accumulated amortization and depreciation	2,499,987	3,303,302

	$1,182,630	$2,033,302

6. Assets Limited As to Use – Externally Designated Under Statutory Requirements

Under Illinois and Indiana regulations governing HMOs, Systems is required to maintain total deposits of $500,000 with the DOI. The funds are held primarily in U.S. Treasury securities that mature within one year and are recorded at amortized cost, which approximates fair value.

7. Income Taxes

Deferred income taxes reflect the net tax effects of temporary differences between the amount of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of Systems’ deferred tax assets at December 31 are as follows:

	2003	2002
Deferred tax assets:
Reserve discounting	$145,038	$203,000
Fixed and intangible assets	470,258	520,000
Accrued expenses	195,502	11,335
Stock options	373,795	–

Net deferred tax assets	$1,184,593	$734,335

Systems establishes a valuation allowance for any portion of the deferred tax asset that management believes will not be realized. The principal factor in determining the need for a valuation allowance is Systems’ taxable income in the carryback period. Management believes that deferred taxes will be realized in its entirety, thus, there was no valuation allowance at December 31, 2003 and 2002.

The effective tax rate on income before income taxes varies from the statutory federal income tax rate principally due to state income taxes and prior period adjustments.

Significant components of the provision for income taxes for the years ended December 31 are summarized as follows:

	2003	2002
Current:
Federal	$3,136,139	$1,947,735
State	410,427	256,593
Deferred	(450,258)	(84,112)

	$3,096,308	$2,120,216

8. Claims Payable

Activity in claims payable is summarized as follows:

	2003	2002
Reserve for claims payable, beginning of year	$22,474,574	$17,277,635
Incurred claims:
Current year	85,839,074	75,555,605
Prior years	(4,484,080)	(1,868,673)

	81,354,994	73,686,932
Payment of claims:
Current year	72,410,670	58,281,947
Prior years	13,241,715	10,208,046

Claim payments during the year	85,652,385	68,489,993

Reserve for claims payable, end of year	$18,177,183	$22,474,574

The claims payable recorded as of December 31, 2002 and 2001, as developed in 2003 and 2002, was less than initially estimated due to the variability associated with estimating the ultimate claim development, reinsurance recoveries, and changes associated with the developing block of business.

9. Commitments and Contingencies

Dividend Restrictions

Dividends may not be paid by Systems on common stock until obligations relating to accumulated dividends on preferred stock are paid (see Note 11).

Regulatory Matters

State insurance laws and regulations prescribe accounting practices for determining statutory net income and capital and surplus for insurance companies. In addition, state regulators may permit statutory accounting practices that differ from prescribed practices. The Illinois Plan did not employ such permitted practices at December 31, 2003 or 2002.

9. Commitments and Contingencies (continued)

Statutory accounting practices prescribed or permitted by regulatory authorities for the Illinois Plan differ from GAAP. Net worth and net income, as determined in accordance with statutory accounting practices, for the Illinois Plan are $10,245,000 and $8,282,000 at December 31, 2003 and 2002, respectively, and $4,822,000 and $3,641,000 for the years ended December 31, 2003 and 2002, respectively. The minimum required statutory-basis net worth is $1,500,000.

Generally, the net worth of the Illinois Plan available for transfer to Systems is limited to the amount that the Illinois Plan’s net worth, as determined in accordance with statutory accounting practices, exceeds minimum statutory capital requirements; however, payments of the amounts as dividends may be subject to approval by regulatory authorities.

Additionally, the Illinois Plan is restricted by the Illinois insurance laws as to amounts that can be transferred in the form of loans or advances without the approval of the DOI. Under these restrictions, loans or advances will require the approval of the DOI. The DOI approved the payments in 2003 and 2002 of principal and interest on surplus notes by the Illinois Plan to Systems. Payments of $6,200,000 and $3,000,000 were made in 2003 and 2002, respectively.

Leases

Systems has noncancelable operating leases for office space and equipment. Approximate future minimum rental commitments as of December 31, 2003, are as follows:

2004	$909,000
2005	487,000
2006	72,000
2007 and thereafter	–

Total rent expense for the years ended December 31, 2003 and 2002, was $845,126 and $655,372, respectively.

9. Commitments and Contingencies (continued)

Litigation and Insurance

Systems is subject to claims and legal actions that may arise in the ordinary course of business. However, Systems maintains insurance to protect against such claims or legal actions. Systems is not aware of any litigation against it or its subsidiaries either pending or filed that might have a significant potential impact on the financial position or results of operations.

10. Reinsurance

The Illinois Plan maintains a reinsurance contract whereby it cedes exposure to potential losses arising from large claims. The contract provides for the indemnification of 50% to 90% of eligible inpatient expenses in excess of $200,000 per member per year, up to a lifetime limitation of $2,000,000 per member.

Reinsurance contracts do not relieve the Illinois Plan from its obligations to members or providers. The Illinois Plan initially pays all claims and retains responsibility for the portion of the medical expense reimbursed, to the extent that the reinsurer does not meet its obligations assumed under the reinsurance contract.

Premiums paid under the reinsurance agreement were $252,709 and $788,321 for the years ended December 31, 2003 and 2002, respectively. Recoveries under the reinsurance agreement were $71,538 and $668,554 in the years ended December 31, 2003 and 2002, respectively. These amounts are included in hospital services expenses in the accompanying consolidated statements of income.

11. Preferred Stock

In 1996, Systems issued 465,247 shares of Series A cumulative convertible preferred stock (Series A) at $18.40 per share. Shares were convertible at the holders’ option utilizing an initial conversion factor of $18.40 per share adjusted to reflect antidilutive provisions. The holders of Series A are entitled to receive cumulative dividends at an annual rate of 8%. During 2003 and 2002, $1,489,272 and $1,330,848 of dividends were paid, respectively. Systems had accrued dividends payable of $1,903,126 and $3,159,486 at December 31, 2003 and 2002, respectively.

In the event of an Automatic Conversion (initial public offering raising over $15,000,000 with an offering price over 2.5 times the adjusted conversion price), all Series A preferred shares outstanding and any accrued and unpaid dividends are converted to

11. Preferred Stock (continued)

common shares of Systems utilizing the public offering price. The number of shares received upon conversion is limited to the holders of Series A receiving a 25% compounded internal rate of return, as defined in the preferred stock agreements. Upon liquidation, merger, sale of substantially all of the assets of Systems, either voluntary or involuntary, or other event which results in redemption of Series A, the holders of Series A are entitled to receive, prior and in preference to common stockholders, $18.40 per share, plus accrued dividends, which shall be payable on the same date as the redemption subject to the limitations described above. Any redemption is subject to any required governmental or regulatory approval.

Under the original terms of the preferred stock agreement, any holder of Series A may require Systems to redeem, on the last business day of 2001, 2002, and 2003, up to 1/3 of the outstanding shares each year at a redemption price of $18.40 per share, plus accrued dividends subject to the limitations described above. In 2001, based on preferred stockholder approval, the redemption dates were changed to January 10, 2002, 2003, and 2004, respectively. All other terms of the preferred stock agreement remained the same.

In January 2002, Systems’ preferred shareholders elected to redeem 153,147 shares of Series A at the predetermined price of $18.40 per share, plus accrued dividends. The total amount paid in January 2002 was $4,148,753. In January 2003, Systems’ preferred stockholders elected to redeem 147,892 shares of Series A at the predetermined price of $18.40 per share, plus accrued dividends. The total amount paid in January 2003 by Systems to applicable stockholders was $4,223,676. In January 2004, Systems’ preferred stockholders elected to redeem 4,878 shares of Series A at the predetermined price of $18.40 per share, plus accrued dividends. The total amount paid in January 2004 by Systems to applicable stockholders was $146,486.

Series A holders are entitled to the number of votes per share, which is equivalent to the number of shares of common stock into which each share of Series A is convertible.

12. Stock Option Plan

Systems has a stock option plan (the Plan) providing for issuance of shares of common stock upon exercise of nonqualified stock options granted under the Plan. The exercise price of each option must equal or exceed fair market value per share, as determined in good faith by the personnel committee, of common stock on the date of the grant. The stock options have a term of 12 years and generally vest over 4 to 5 years. In the event of a change in ownership of Systems, all options outstanding become fully vested.

12. Stock Option Plan (continued)

Stock option activity is as follows:

	Number of Options					Weighted-
	Exercise Price					Average Exercise
	$ 2.00	$ 5.00	$ 10.00	$ 18.40	Total	Price
Outstanding at January 1, 2002	159,400	43,638	–	17,082	220,120	$3.87
Granted	–	–	83,000	–	83,000	10.00

Outstanding at December 31, 2002	159,400	43,638	83,000	17,082	303,120	5.55
Exercised	(7,500)	–	–	(1,521)	(9,021)	4.77

Outstanding at December 31, 2003	151,900	43,638	83,000	15,561	294,099	$5.57

The following table summarizes information about all stock options outstanding as of December 31, 2003:

	Options Outstanding			Options Exercisable
		Weighted-
		Average	Weighted-		Weighted-
		Remaining	Average		Average
	Number of	Contractual	Exercise	Number of	Exercise
Exercise Price Ranges	Shares	Life	Price	Shares	Price
$2.00	151,900	6.3	$2.00	151,900	$2.00
$5.00	43,638	8.4	5.00	36,138	5.00
$10.00	83,000	11.0	10.00	16,600	10.00
$18.40	15,561	5.2	18.40	15,561	18.40

	294,099			220,199

At December 31, 2003, all authorized and unissued common stock shares were available for grant under the Plan.

13. Employee Benefit Plan

The Illinois Plan sponsors a 401(k) profit-sharing plan (the 401(k) plan) covering substantially all employees of the Illinois Plan. Under the provisions of the 401(k) plan, employees may elect to contribute up to 20% of their aggregate compensation subject to the maximum IRS limitation. The Illinois Plan may contribute amounts to the 401(k) plan at its discretion. For the years ended December 31, 2003 and 2002, the expense related to the 401(k) plan was $103,000 and $85,000, respectively.

14. Subsequent Event

On March 3, 2004, Harmony Health Systems, Inc., the nonregulated holding company of Harmony Health Plan of Illinois, Inc., entered into a definitive agreement to be acquired by WellCare Health Plans, Inc. (WellCare), a Medicaid and Medicare managed care organization operating health plans in Florida, Connecticut, and New York. The boards of directors of WellCare and Harmony Health Systems, Inc. have approved the acquisition, and shareholders owning a majority of the outstanding capital stock of Systems have agreed to vote in favor of the transaction. Completion of the acquisition is subject to regulatory approval and is anticipated in 2004.